Exhibit 99.1
TEXTRON INC.
UPDATES TO ANNUAL REPORT ON FORM 10-K
(UPDATED BY THIS CURRENT REPORT ON FORM 8-K)
FOR THE FISCAL YEAR ENDED DECEMBER 29, 2007

PART I

Item 1. Business

Textron Inc. is a multi-industry company that leverages its global network of aircraft, industrial and finance businesses to provide customers with innovative solutions and services around the world. We have approximately 44,000 employees in 34 countries. Textron Inc. was founded in 1923 and reincorporated in Delaware on July 31, 1967. Unless otherwise indicated, references to “Textron Inc.,” the “Company,” “we,” “our” and “us” in this Annual Report on Form 10-K refer to Textron Inc. and its consolidated subsidiaries.

Through fiscal 2007, we conducted our business through four operating segments: Bell, Cessna, Industrial and Finance. The Bell segment consisted of Bell Helicopter and the Textron Systems division. As discussed on page 17 of Management’s Discussion and Analysis of the Results of Operations, effective at the beginning of fiscal 2008, we changed our segment reporting to separate Textron Systems into a new segment, Defense & Intelligence, and to report Bell Helicopter as its own segment, Bell.  All periods presented herein have been restated to reflect the new segment reporting structure.

Four of our operating segments represent our manufacturing businesses: Cessna, Bell, Defense & Intelligence and Industrial. Our fifth segment consists of our Finance business. A description of the business of each of our segments is set forth below. Our business segments include operations that are unincorporated divisions of Textron Inc. and others that are separately incorporated subsidiaries. Financial information by business segment and geographic area appears in Note 20 to the Consolidated Financial Statements on pages 73 through 75 of this Annual Report on Form 10-K. The following description of our business should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 15 through 32 of this Annual Report on Form 10-K. Information included in this Annual Report on Form 10-K refers to our continuing businesses unless otherwise indicated.

Cessna Segment

Based on unit sales, Cessna Aircraft Company is the world’s largest manufacturer of general aviation aircraft. Cessna currently has four major product lines: Citation business jets, Caravan single engine turboprops, Cessna single engine piston aircraft, and aftermarket services. Revenues in the Cessna segment accounted for approximately 38%, 36% and 35% of our total revenues in 2007, 2006 and 2005, respectively.

The family of business jets currently produced by Cessna includes the Mustang, Citation CJ1+, Citation CJ2+, Citation CJ3, Citation CJ4, Citation Encore+, Citation XLS+, Citation Sovereign and Citation X. The Citation X is the world’s fastest business jet with a maximum operating speed of Mach 0.92. First customer deliveries of the Citation XLS+ and Citation CJ4 are scheduled to commence in late 2008 and 2010, respectively.

The Cessna Caravan is the world’s best selling utility turboprop. Caravans are offered in four models: the Grand Caravan, the Super Cargomaster, the Caravan 675 and the Caravan Amphibian. Caravans are used in the U.S. primarily for overnight express package shipments and for personal transportation. International uses of Caravans include humanitarian flights, tourism and freight transport.

Cessna offers 10 models in its single engine piston product line, which include the four-place Skyhawk, Skyhawk SP, Skyhawk TD, Skylane, Turbo Skylane, Cessna 350, Cessna 400, six-place Stationair, Turbo Stationair, and the recently announced two-place Light Sport Aircraft, the Model 162 SkyCatcher. First customer deliveries of the SkyCatcher are scheduled to commence in late 2009. In December 2007, Cessna purchased certain assets of Columbia Aircraft Manufacturing Corporation, a producer of high-performance single engine aircraft, including two low-wing, composite four-place aircraft, which now are branded as the Cessna 350 and Cessna 400. Cessna also recently announced its plan to develop the Citation Columbus, a wide-body, eight-passenger business jet designed for intercontinental travel. Cessna is targeting Federal Aviation Administration certification by the end of 2013, with deliveries beginning in 2014.

The Citation family of aircraft currently is supported by 10 Citation Service Centers owned or operated by Cessna, along with authorized independent service stations and centers located in more than 18 countries throughout the world. The Wichita Citation Service Center is the world’s largest general aviation maintenance facility. Cessna-owned Service Centers provide customers with 24-hour service and maintenance. Cessna also provides around-the-clock parts support for Citation aircraft. Cessna Caravan and single engine piston customers receive product support through independently owned service stations and around-the-clock parts support through Cessna.

Cessna markets its products worldwide primarily through its own sales force, as well as through a network of authorized independent sales representatives, depending upon the product line. Cessna has several competitors in various market segments. Cessna’s aircraft compete with other aircraft that vary in size, speed, range, capacity, handling characteristics and price. Cessna operates a business jet fractional ownership business through a joint venture called CitationShares. Cessna’s current ownership interest in CitationShares is 88%. This business offers shares of Citation aircraft for operation throughout the contiguous U.S. and in Canada, Mexico, Central America, the Caribbean and Bermuda. CitationShares also has a limited advance purchase jet aircraft charter product called the Vector Jetcard.

Bell Segment

Bell is one of the leading suppliers of helicopters, tiltrotor aircraft, and helicopter-related spare parts and services in the world. Bell manufactures for both military and commercial applications. Revenues for Bell accounted for approximately 19%, 20% and 21% of our total revenues in 2007, 2006 and 2005, respectively.

Bell supplies advanced military helicopters and support to the U.S. Government and to military customers outside the U.S. Bell is one of the leading suppliers of helicopters to the U.S. Government and, in association with The Boeing Company, the only supplier of military tiltrotor aircraft. Bell’s three major U.S. Government programs are the V-22 tiltrotor aircraft, the H-1 helicopters and the Armed Reconnaissance Helicopter (“ARH”).

Bell is teamed with The Boeing Company to develop, produce and support the V-22 Osprey tiltrotor aircraft for the U.S. Department of Defense. Tiltrotor aircraft are designed to provide the benefits of both helicopters and fixed-wing aircraft. The U.S. Government has issued contracts for 113 production V-22 aircraft through production Lot 11, of which 78 have been delivered as of the end of 2007. The U.S. Government’s program of record for the V-22 calls for a total of 458 production units.

The U.S. Marine Corps H-1 helicopter program includes an advanced attack model and a utility model, the AH-1Z and UH-1Y, respectively, both of which were designed to have 84% parts commonality between them. Through Low Rate Initial Production (“LRIP”) contracts, the U.S. Government has contracted for the production of 26 UH-1Y aircraft and eight AH-1Z aircraft, of which 10 were delivered by the end of 2007. Phase II of the H-1 Operational Evaluation (“OPEVAL”) is scheduled to commence in the first half of 2008; successful completion of OPEVAL is required prior to our receiving authorization for full-rate production. The U.S. Government’s program of record for the H-1 program calls for a total of 280 production units.

Bell currently is working under a U.S. Government System Development and Demonstration contract for development of the ARH. During 2007, after uncertainty about whether the U.S. Government would continue with the ARH program, the U.S. Army agreed to restructure the program. Bell continues to work with the U.S. Army to finalize details of the restructure and anticipates that initial LRIP contract awards will be granted in mid-2008. The U.S. Government’s program of record for the ARH currently calls for a total of 368 production units; however, based upon communications from the U.S. Army, we expect that the U.S. Government will increase production requirements to 512 units during 2008.

Bell also is a leading supplier of commercially certified helicopters and support to corporate, offshore petroleum exploration and development, utility, charter, police, fire, rescue and emergency medical helicopter operators. Bell produces a variety of commercial aircraft types, including light single and twin engine helicopters and medium twin engine helicopters, along with other related products. The commercial helicopters currently offered by Bell include the 206, 407 and 412; in addition, the 429 is expected to be certified in the 2008-2009 time-frame.

Bell’s Customer Support and Service division provides post-sale service and support to its customers for its installed base of approximately 13,000 helicopters and tiltrotors through a network of five Bell-owned service centers, over 130 independent service centers and seven parts distribution centers that are located throughout the world. Collectively, these service centers offer logistics support, including parts, support equipment, technical data, training devices, pilot and maintenance training, component repairs, engine repair and overhaul, aircraft modifications, post-sale customizing, accessory manufacturing, contractor maintenance, field service and product support engineering.

Bell competes against a number of competitors based in the U.S. and other countries for its helicopter business, and its parts and support business competes against numerous competitors around the world. Competition is based primarily on price, product quality and reliability, product support, contract performance and reputation.

Defense & Intelligence Segment

The Defense & Intelligence segment is a primary supplier to the defense, aerospace and general aviation markets, providing approximately 10%, 9% and 8% of Textron’s revenues in 2007, 2006 and 2005, respectively. This segment’s principal strategy is to address the U.S. Department of Defense’s emphasis on network centric warfare by leveraging advances in information technology in the development and production of networked sensors, weapons and the associated algorithms and software. The

Defense & Intelligence segment manufactures precision weapons, airborne and ground-based surveillance systems, sophisticated intelligence and situational awareness software, armored vehicles and turrets, reciprocating piston aircraft engines, and aircraft and missile control actuators, valves and related components. While the Defense & Intelligence segment sells most of its products to U.S. customers, it also sells certain products to customers outside the U.S. through sales representatives and distributors located in various global locations. This segment includes HR Textron, Lycoming Engines, Overwatch Geospatial Operations, Overwatch Tactical Operations, Textron Defense Systems, Textron Marine & Land Systems, and AAI Corporation.

The Defense & Intelligence segment has produced approximately 900 armored security vehicles (“ASV”) for the U.S. Army since inception of the current U.S. Army contract in June 2005. This contract calls for more than 750 additional units through May 2009. The ASVs currently are deployed in locations around the globe, particularly in Iraq and Afghanistan, serving various missions, including convoy escorts, patrolling, checkpoints, forward operating base patrol, urban operations, reconnaissance and surveillance patrols, and tactical overwatch for civilian and military police operations.

The Defense & Intelligence segment is a tier-one supplier of unattended ground sensors and intelligent munitions systems for the U.S. Army’s Future Combat System. This segment also is the U.S. Air Force’s prime contractor for the Sensor Fuzed Weapon and a subcontractor to The Boeing Company for tail actuation systems on the Joint Direct Attack Munition and the next generation Small Diameter Bomb.

In November 2007, we acquired United Industrial Corporation, which operates through its wholly owned subsidiary, AAI Corporation (“AAI”). AAI is a leading provider of intelligent aerospace and defense systems, including: tactical unmanned aircraft systems (“UAS”), training and simulation systems, automated aircraft test and maintenance equipment, armament systems, aviation ground support equipment, countersniper detection systems, and logistical, engineering and supply chain services. AAI adds important capabilities to our existing aerospace and defense businesses and advances our strategy to deliver broader and more integrated solutions to our customers. As a part of the Defense & Intelligence segment, AAI remains the prime system integrator for the U.S. Army’s premier tactical UAS, the Shadow®, which includes the One System® Ground Control Station — the U.S. Army’s standard for interoperability of manned and unmanned airborne assets.

The Defense & Intelligence segment competes against a number of competitors in the U.S. and other countries on the basis of technology, contract performance, price, product quality and reliability, product support and reputation.

Industrial Segment

The Industrial segment includes our Kautex, Fluid & Power, Greenlee, E-Z-GO and Jacobsen businesses.

Kautex, headquartered in Bonn, Germany, is a leading global designer and manufacturer of blow-molded fuel systems and other blow-molded parts for automobile original equipment manufacturers and, to a lesser extent, other industrial customers. Revenues of Kautex accounted for approximately 13%, 13% and 15% of our total revenues in 2007, 2006 and 2005, respectively. Kautex operates plants near its major customers all around the world. Kautex also is a leading supplier of windshield and headlamp washer systems in the original equipment automobile market. In North America, Kautex produces metal fuel fillers and engine camshafts for the automotive market. In Europe, Kautex produces bottles and plastic containers for food, household, laboratory and industrial uses. Kautex also manufactures blow-molded fuel systems for the all-terrain vehicle and watercraft markets and tanks for selective catalytic reduction systems used to reduce emissions from diesel engines. In 2007, Kautex announced that it has received the first production order for fuel systems using its new next generation fuel system manufacturing process, which is designed to reduce emissions from fuel systems and lower manufacturing costs. Kautex has a number of competitors worldwide, some of whom are owned by the automotive original equipment manufacturers that comprise Kautex’s targeted customer base. Competition typically is based on a number of factors, including price, product quality and reliability, prior experience and available manufacturing capacity.

Fluid & Power designs and manufactures four product lines: Gear Technologies, Industrial Pumps, Polymer Systems and Hydraulics. Gear Technologies includes industrial gears, mechanical transmission systems, worm gear speed reducers, screwjacks, gear motors and gear sets under the David Brown, Benzlers, Cone Drive and Radicon brand names, primarily for the defense, industrial and mining industries. Industrial Pumps includes centrifugal and reciprocating pumps for the oil, gas, petrochemical, nuclear and desalinization industries under the Union brands. Polymer Systems includes industrial pumps, extrusion equipment and screen changers for the polymer industry under the Maag brand name. Hydraulics includes hydraulic pumps, valves, pilot controls and power takeoffs under the David Brown, Hydreco and Powauto brands. These products are sold to a variety of customers, including original equipment manufacturers, engineering contractors, governments, distributors and end users. Fluid & Power faces competition from other manufacturers based primarily on price, product quality and reliability, and product support.

Greenlee designs and manufactures powered equipment, electrical test and measurement instruments, hand and hydraulic powered tools, and electrical and fiber optic connectors under the Greenlee, Fairmont, Klauke, Progressive and Tempo brand names. The products principally are used in the electrical construction and maintenance, telecommunications and plumbing industries. Greenlee distributes its products through a global network of sales representatives and distributors and sells its products directly to home improvement retailers and original equipment manufacturers. Through a joint venture, Greenlee also sells hand and powered tools for the plumbing and mechanical industries in North America. In December 2007, Greenlee acquired Paladin Tools, a provider of tools and accessories for the telecommunications, data communications and wiring industries. The Greenlee businesses face competition from numerous manufacturers based primarily on price and product quality and reliability.

E-Z-GO designs and manufactures golf cars and off-road utility vehicles powered by electric and internal combustion engines under the   E-Z-GO name, as well as multipurpose utility vehicles under the E-Z-GO and Cushman brand names. In the fourth quarter of 2007, E-Z-GO introduced its new energy-efficient RXV golf car, which it expects will provide reduced energy and maintenance costs for its customers.  E-Z-GO’s commercial customers consist primarily of golf courses, resort communities and municipalities, as well as commercial and industrial users such as airports and factories. E-Z-GO’s golf cars and off-road utility vehicles also are sold in the consumer market. Sales are made through a network of distributors and directly to end users. E-Z-GO has two major competitors for golf cars and several other competitors for off-road utility vehicles. Competition is based primarily on price, product quality and reliability, product support and reputation.

Jacobsen designs and manufactures professional turf-maintenance equipment and specialized turf-care vehicles. Major brand names include Ransomes, Jacobsen and Cushman. Jacobsen’s commercial customers consist primarily of golf courses, resort communities, sporting venues and municipalities. Sales are made through a network of distributors and dealers. Jacobsen has two major competitors for professional turf-maintenance equipment and several other competitors for specialized turf care. Competition is based primarily on price, product quality and reliability, and product support.

Finance Segment

Our Finance segment consists of Textron Financial Corporation, a diversified commercial finance company with core operations in six markets:

•
Asset-Based Lending provides revolving credit facilities secured by receivable and inventory, related equipment and real estate term loans, and factoring programs across a broad range of manufacturing and service industries;

•	Aviation Finance provides financing for new and used Cessna business jets, single engine turboprops, piston-engine airplanes, Bell helicopters and other general aviation aircraft;

•
Distribution Finance primarily offers inventory finance programs for dealers of products manufactured by Textron and for dealers of a variety of other household, housing, leisure, agricultural and technology products;

•	Golf Finance primarily makes mortgage loans for the acquisition and refinancing of golf courses and provides term financing for E-Z-GO golf cars and Jacobsen turf-care equipment;

•	Resort Finance primarily extends loans to developers of vacation interval resorts, secured principally by notes receivable and interval inventory; and

•	Structured Capital primarily engages in long-term leases of large-ticket equipment and real estate, primarily with investment grade lessees.

Textron Financial Corporation’s financing activities are confined almost exclusively to secured lending and leasing to commercial markets. Textron Financial Corporation’s services are offered primarily in North America. However, Textron Financial Corporation finances certain Textron products worldwide, principally Bell helicopters and Cessna aircraft. Textron Financial Corporation also finances many of the sales at E-Z-GO and Jacobsen.

In 2007, 2006 and 2005, our Finance segment paid our manufacturing segments $1.2 billion, $1.0 billion and $0.8 billion, respectively, related to the sale of Textron-manufactured products that it financed. Our Cessna and Industrial segments also received proceeds in those years of $27 million, $63 million and $41 million, respectively, from the sale of equipment from their manufacturing operations to Textron Financial Corporation for use under operating lease agreements.

The commercial finance environment in which Textron Financial Corporation operates is highly fragmented and extremely competitive. Textron Financial Corporation is subject to competition from various types of financing institutions, including banks, leasing companies, insurance companies, commercial finance companies and finance operations of equipment vendors. Competition within the commercial finance industry is primarily focused on price, term, structure and service.

Textron Financial Corporation’s largest business risk is the collectibility of its finance receivable portfolio. See “Finance Portfolio Quality” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 23 for a detailed discussion of the credit quality of this portfolio.

Backlog

Our backlog at the end of 2007 and 2006 is summarized below:

	December 29,	December 30,
(In millions)	2007	2006
U.S. Government:
Bell	$2,805	$2,363
Defense & Intelligence	2,092	1,152
Other	1	7
Total U.S. Government Backlog	4,898	3,522
Commercial:
Cessna	12,583	8,467
Bell	1,004	756
Other	771	613
Total Commercial Backlog	14,358	9,836
Total Backlog	$19,256	$13,358

At December 29, 2007, approximately 97% of the U.S. Government backlog was funded. Unfunded backlog represents the award value of U.S. Government contracts received, generally related to cost-plus type contracts, in excess of the funding formally appropriated by the U.S. Government. The U.S. Government is obligated only up to the funded amount of the contract. Additional funding is appropriated as the contract progresses.

Cessna’s backlog includes approximately $2.0 billion in orders from a major fractional jet customer. Orders from this fractional aircraft operator are included in backlog when the customer enters into a definitive master agreement and has established preliminary delivery dates for the aircraft. Preliminary delivery dates are subject to change through amendment to the master agreement. Final delivery dates are established approximately 12 to 18 months prior to delivery. Orders from other commercial customers, which cover a wide spectrum of industries, are included in backlog upon the customer entering into a definitive purchase order and receipt of required deposits.

Approximately 56% of our total backlog at December 29, 2007 represents orders that are not expected to be filled in 2008, including $1.2 billion in orders for the new Citation CJ4 aircraft with first customer deliveries scheduled for 2010.

U.S. Government Contracts

In 2007, approximately 19% of our consolidated revenues were generated by or resulted from contracts with the U.S. Government. This business is subject to competition, changes in procurement policies and regulations, the continuing availability of funding which is dependent upon congressional appropriations, national and international priorities for defense spending, world events, and the size and timing of programs in which we may participate.

Our contracts with the U.S. Government generally may be terminated by the U.S. Government for convenience or if we default in whole or in part by failing to perform under the terms of the applicable contract. If the U.S. Government terminates a contract for convenience, we normally will be entitled to payment for the cost of contract work performed before the effective date of termination plus reasonable profit on such work, adjusted to reflect any rate of loss had the contract been completed, plus reasonable costs of settlement of the work terminated. If, however, the U.S. Government terminates a contract for default, generally: (a) we will be paid the contract price for completed supplies delivered and accepted, an agreed-upon amount for manufacturing materials delivered and accepted and for the protection and preservation of property, and for partially completed products accepted by the U.S. Government; (b) the U.S. Government will not be liable for our costs with respect to unaccepted items and will be entitled to repayment of advance payments and progress payments related to the terminated portions of the contract; and (c) we may be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source.

Research and Development

Information regarding our research and development expenditures is contained in Note 16 to the Consolidated Financial Statements on page 70 of this Annual Report on Form 10-K.

Patents and Trademarks

We own, or are licensed under, numerous patents throughout the world relating to products, services and methods of manufacturing. Patents developed while under contract with the U.S. Government may be subject to use by the U.S. Government. We also own or license active trademark registrations and pending trademark applications in the U.S. and in various foreign countries or regions, as well as trade names and service marks. While our intellectual property rights in the aggregate are important to the operation of our business, we do not believe that any existing patent, license, trademark or other intellectual property right is of such importance that its loss or termination would have a material adverse effect on our business taken as a whole. Some of these trademarks, trade names and service marks are used in this Annual Report on Form 10-K and other reports, including: AAI; AB Benzlers; AH-1Z; APCO; BA609; Bell/Agusta Aerospace Company, LLC; Bell Helicopter; Benzlers; Bravo; Cadillac Gage; Caravan; Caravan 675; Caravan Amphibian; Cessna; Cessna 350; Cessna 400; Citation; Citation Encore+; CitationShares; Citation X; Citation XLS+; Citation Sovereign; CJ1; CJ1+; CJ2; CJ2+; CJ3; CJ4; Cone Drive; Cushman; David Brown; Eclipse; Excel; E-Z-GO; Fairmont; Fly Smart; Fly Bell; Gear Technologies; Global Technology Center; Grand Caravan; Greenlee; H-1; HR Textron; Huey II; Hydraulics; Hydreco; Jacobsen; Kautex; Kiowa Warrior; Klauke Progressive; Lycoming; Maag; McCauley; Modular Affordable Product Lines; Mustang; Next Generation Fuel System; Overwatch Systems; Paladin; PDCue; Polymer Systems; Powauto; Power Advantage; ProParts; Quick Draw Loan; Radicon; Ransomes; Rothenberger LLC; RXV; Sensor Fuzed Weapon; SHADOW; Sovereign; SkyBOOKS; SkyPLUS; SkyCatcher; Skyhawk; Skyhawk SP; Skyhawk TD; Skylane; ST 4X4; Stationair; Super Cargomaster; SuperCobra; SYMTX; TDCue; Tempo; Textron; Textron Business Services; Textron Business Systems; Textron Defense Systems; Textron Financial Corporation; Textron Fluid & Power; Textron Marine & Land Systems; Textron Six Sigma; Textron Systems; Turbo Skylane; Turbo Stationair; UAV SYSTEMS SPECIALIST; UH-1Y; Union Pump; US Helicopter; V-22 Osprey; Vector; Vector Jetcard; XLS; 429; 429 Global Ranger; and 429 Light Twin. These marks and their related trademark designs and logotypes (and variations of the foregoing) are trademarks, trade names or service marks of Textron Inc., its subsidiaries, affiliates or joint ventures.

Environmental Considerations

Our operations are subject to numerous laws and regulations designed to protect the environment. Compliance with these laws and expenditures for environmental control facilities has not had a material effect on our capital expenditures, earnings or competitive position. Additional information regarding environmental matters is contained in Note 15 to the Consolidated Financial Statements on pages 69 and 70 of this Annual Report on Form 10-K.

Employees

At December 29, 2007, we had approximately 44,000 employees.

Available Information

We make available free of charge on our Internet website (www.textron.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Forward-Looking Information

Certain statements in this Annual Report on Form 10-K and other oral and written statements made by us from time to time are forward-looking statements, including those that discuss strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: (a) changes in worldwide economic and political conditions that impact demand for our products, interest rates and foreign exchange rates; (b) the interruption of production at our facilities or our customers or suppliers; (c) performance issues with key suppliers, subcontractors and business partners; (d) our ability to perform as anticipated and to control costs under contracts with the U.S. Government; (e) the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, and, under certain circumstances, to suspend or debar us as a contractor eligible to receive future contract awards; (f) changing priorities or reductions in the U.S. Government defense budget, including those related to Operation Iraqi Freedom, Operation Enduring Freedom and the Global War on Terrorism; (g) changes in national or international funding priorities, U.S. and foreign military budget constraints and determinations, and government policies on the export and import of military and commercial products; (h) legislative or regulatory actions impacting defense operations; (i) the ability to control costs and successful implementation of various cost-reduction programs; (j) the timing of new product launches and certifications of new aircraft products; (k) the occurrence of slowdowns or downturns in customer markets in which our products are sold or supplied or where Textron Financial Corporation offers financing; (l) changes in aircraft delivery schedules or cancellation of orders; (m) the impact of changes in tax legislation; (n) the extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs; (o) our ability to offset, through cost reductions, pricing pressure brought by original equipment manufacturer customers; (p) our ability to realize full value of receivables; (q) the availability and cost of insurance; (r) increases in pension expenses and other postretirement employee costs; (s) Textron Financial Corporation’s ability to maintain portfolio credit quality; (t) Textron Financial Corporation’s access to debt financing at competitive rates; (u) uncertainty in estimating contingent liabilities and establishing reserves to address such contingencies; (v) risks and uncertainties related to acquisitions and dispositions; (w) the efficacy of research and development investments to develop new products; (x) the launching of significant new products or programs which could result in unanticipated expenses; (y) bankruptcy or other financial problems at major suppliers or customers that could cause disruptions in our supply chain or difficulty in collecting amounts owed by such customers; and (z) difficulties or unanticipated expenses in connection with the consummation or integration of acquisitions, potential difficulties in employee retention following the acquisition and risks that the acquisition does not perform as planned or disrupts our current plans and operations or that anticipated synergies and opportunities will not be realized.